EXHIBIT 16



                                  June 13, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4.01 of World Marketing, Inc.'s Form 8-K dated June 13, 2006, and have the following comments:

         1. We agree with the statements made in the first, second, third and sixth paragraphs.

         2. We have no basis on which to agree or disagree with the statements made in the in the fourth and fifth paragraphs.



                                         Very truly yours,



                                         /s/ Creason & Associates, P.L.L.C.